SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	November 21, 2002

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-03034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Suite 3000
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(612) 330-5500

(Former name or former address, if changed since last report)

SIGNATURES
EX-99.01 Indenture dated November 21, 2002
EX-99.02 Registration Rights Agreement
EX-99.03 Press Release
EX-99.04 Redemption Agreement

Item 5. Other Events

On November 21, 2002, Xcel Energy Inc. issued a press release announcing that it closed on the sale of $230 million of 7.5% convertible senior notes, which includes the issuance of $30 million associated with 15 percent over-allotment option granted to the initial purchasers. The 7.5% senior notes were issued in a private placement transaction exempt from registration under the Securities Act of 1933. The 7.5% senior notes have an annual interest rate of 7.5 percent, mature in 2007 and are convertible into shares of the Company’s common stock at a conversion price of $12.33. The conversion price represents a 25-percent premium over the $9.86 closing price of the Company’s stock on November 19, 2002. For more information see the Indenture, which sets forth the terms of the 7.5% senior notes and is included in this Form 8-K as Exhibit 99.01, the Registration Rights Agreement, which, among other things, describes the ability of the holders of the 7.5% senior notes to resell their notes pursuant to a registration statement and is included as Exhibit 99.02 to this Form 8-K, and the press release included in this Form 8-K as Exhibit 99.03.

As stated in the press release, a portion of the net proceeds from the offering of the 7.5% senior notes was to be used to redeem $100 million of the Company’s 8% convertible senior notes issued on November 8, 2002. This redemption occurred on November 25, 2002. Reference is made to the agreement attached as Exhibit 99.04, regarding the terms of redemption of the 8% convertible senior notes.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.01	Xcel Energy Inc. 7 1/2% Convertible Senior Notes due 2007, Indenture dated as of November 21, 2002

99.02	Registration Rights Agreement dated November 21, 2002 by and among Xcel Energy Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lazard Freres & Co. L.L.C.

99.03	Press Release Xcel Energy, Inc. Closes on $230 million Convertible Senior Notes

99.04	Redemption Agreement dated November 25, 2002 by and among Xcel Energy Inc. and the Buyers listed on Exhibit A thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

		By:	/s/ Ben G.S. Fowke III

Ben G.S. Fowke III
Vice President and Treasurer
Dated:	November 27, 2002

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